UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4thStreet, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report on Form 8-K, Wrap Technologies, Inc. (the “Company”) held its 2024 annual meeting of stockholders on December 23, 2024 (the “Annual Meeting”), at which the Company’s stockholders approved an amendment (the “Incentive Plan Amendment”) to the Wrap Technologies, Inc. 2017 Equity Compensation Plan (the “Incentive Plan”) to increase the aggregate number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), available for the grant of awards under the Incentive Plan by 7,500,000 shares of Common Stock, to a total of 16,500,000 shares of Common Stock.

For more information about the Incentive Plan Amendment, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 12, 2024 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Incentive Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Plan Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 23, 2024, the Company held its Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below. As of the close of business on November 5, 2024, the record date for the Annual Meeting, there were 45,882,902 shares of the Company’s Common Stock issued and outstanding, with each share entitled to one vote, and 8,207 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (“Preferred Stock”), issued and outstanding, with the Preferred Stock entitled to an aggregate of 5,804,102 votes, constituting all of the eligible securities entitled to vote on the proposals described below. Holders of the Company’s Common Stock and Preferred Stock with a total aggregate voting power of 25,715,576 votes were present in person or represented by proxy at the Annual Meeting.

The matters described below were submitted to a vote of the holders of the Company’s Common Stock and Preferred Stock at the Annual Meeting. Each proposal is described in detail in the Company’s Proxy Statement. All proposals were approved by the Company’s stockholders.

1.
Election of the five directors named in the Proxy Statement to the Company’s board of directors to serve until the annual meeting of stockholders in 2025 or until each one’s respective successor has been duly elected and qualified.

	For	Withheld	Broker Non-Votes
Scot Cohen	12,776,457	419,823	12,519,660
Bruce T. Bernstein	11,537,157	1,659,123	12,519,660
Marc Savas	12,178,796	1,017,484	12,519,660
Rajiv Srinivasan	11,582,135	1,614,145	12,519,660
Vice Admiral Tim Szymanski	11,644,860	1,551,420	12,519,660

2.	Ratification of HTL International, LLC as the Company’s Independent Auditors for the Fiscal Year Ended December 31, 2024.

For	Against	Abstain
24,347,393	1,055,300	313,247

3.
Approval of a proposed amendment to the Wrap Technologies, Inc. 2017 Equity Compensation Plan, as amended, to increase the aggregate number of shares available for the grant of awards by 7,500,000 shares of Common Stock, to a total of 16,500,000 shares of Common Stock.

For	Against	Abstain	Broker Non-Votes
10,590,556	2,506,190	99,534	12,519,660

4.
Approval of a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the proposals presented at the Annual Meeting.

For	Against	Abstain
20,643,965	4,544,130	527,845

For more information about the foregoing proposals, please review the Company’s Proxy Statement, the relevant portions of which are incorporated herein by reference.

The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to the Wrap Technologies, Inc. 2017 Equity Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: December 26, 2024	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer and Chairman of the Board